UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 14, 2015

SOUTHCOAST FINANCIAL CORPORATION

Incorporated under the	Commission File No. 000-25933	I.R.S. Employer
laws of South Carolina		Identification No.
57-1079460

530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464

Telephone: (843) 884-0504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

On August 14, 2015, Southcoast Financial Corporation (the “Company”) and BNC Bancorp (“BNC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, the Company will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into BNC, and BNC will be the surviving corporation in the merger (the “Merger”).  Southcoast Community Bank, a South Carolina chartered commercial bank and a wholly owned subsidiary of the Company (the “Bank”), will be merged with and into Bank of North Carolina, a wholly owned subsidiary of BNC (the “Bank of North Carolina”) as soon as practicable following the Merger.  The Company and BNC anticipate that the Merger will close in the first quarter of 2016, subject to customary closing conditions, including regulatory approval and approval by the Company’s shareholders.

The purchase price will be paid 100% in shares of BNC common Stock (the “BNC Common Stock”).  The number of shares of BNC Common Stock to be received for each share of Southcoast common stock (the “Southcoast Common Stock”) will be based on the 20-day volume weighted average price per share of BNC Common Stock as of the last trading day prior to the closing of the Merger (“BNC VWAP”), subject to certain maximum and minimum exchange ratios based on the BNC VWAP.  If the BNC VWAP is less than $22.00, but greater than $19.00, the consideration for each share of Southcoast Common Stock will equal $13.35 payable in shares of BNC Common Stock, with the exchange ratio equal to $13.35 divided by the BNC VWAP.  If the BNC VWAP is equal to or greater than $22.00, each share of Southcoast Common Stock will be converted into 0.6068 shares of BNC Common Stock.  If the BNC VWAP is equal to or less than $19.00, each share of Southcoast Common Stock will be converted into 0.7026 shares of BNC Common Stock.  At the effective time of the Merger, each share of Southcoast Common Stock issued and outstanding immediately before the effective time will be converted into shares of BNC common stock based on the exchange ratio(s) set forth  above.

The Merger Agreement has been approved by the Boards of directors of both the Company and BNC.  Closing of the Merger is subject to approval of the Company’s shareholders, regulatory approvals, the effectiveness of the registration statement to be filed by BNC, and other customary closing conditions.

The obligation of BNC to effect the Merger is subject to the satisfaction of, or waiver by BNC, at or before the effective time, of certain conditions, including, but not limited to, each member of the Company’s board of directors having executed and delivered an agreement to vote all shares of Southcoast Common Stock owned by him in a non-fiduciary capacity in favor of the Merger and not to compete with BNC for a period of one year after closing of the Merger.

The Merger Agreement includes detailed representations, warranties and covenants of the Company and BNC and termination provisions customary for transactions of this type.  From the date of the Merger Agreement to the effective time of the Merger, the Company has agreed to, among other things, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees.  The Company also has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, as more fully described in the Merger Agreement.

The Merger Agreement may be terminated in certain circumstances, including: (i) by BNC if a material adverse effect shall have occurred, or if the Company shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business; (ii) by the Company if a material adverse change in the business, operations or financial condition of BNC on a consolidated basis shall have occurred which change would reasonably be expected to have a material adverse effect on the market price of BNC Common Stock or materially affects or impairs its ability to conduct its business; (iii) by either party if the terms, covenants or conditions of the Merger Agreement to be complied with by the other party shall not have been substantially complied with or substantially performed before the closing of the Merger; (iv) by either party in the event of a material breach by the other party of any covenant, agreement or obligation contained in the Merger Agreement which breach has not been cured within twenty days after the giving of written notice to the other party of such breach or, if such breach is not capable of being cured within twenty days, such other party has not begun to cure such breach within twenty days after such written notice; (v) by BNC in the event the Company fails to disclose any fact or condition required to be disclosed by the Company pursuant to the Merger Agreement with respect to the business, properties, assets or earnings of the Company which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof; (vi) by either party upon a final and nonappealable denial of a required regulatory approval or injunction or similar restraint permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (vii) by either party if the closing of the transactions contemplated by the Merger Agreement shall not have occurred on or before March 31, 2016; (viii) by either party if the Merger Agreement is not approved by the shareholders of the Company; or (ix) by the Company in the event that BNC Common Stock price decreases in comparison to the specified ratio provided in the Merger Agreement, and BNC elects not to increase the merger consideration to be received by the Company’s shareholders. Upon termination of the Merger Agreement upon certain specified circumstances, the Company may be required to pay BNC a termination fee of $3.0 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is incorporated by reference herein from Exhibit 2.1 to the Current Report on Form 8-K filed by BNC on August 14, 2015.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in the confidential disclosure memorandum that the Company has provided to BNC in connection with the signing of the Merger Agreement. The disclosure memorandum contains information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as the actual state of facts at the time they were made or otherwise.

Additional Information and Where to Find It

This communication is being made in connection with the proposed Merger.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of the Company and a Prospectus of BNC, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC or the Company, may be obtained after their respective filings at the SEC’s Internet site (http://www.sec.gov). In addition, (i) free copies of documents filed by BNC with the SEC may be obtained on the BNC website at www.bncbancorp.com, or by requesting them in writing from Drema Michael, BNC Bancorp, 3980 Premier Drive, Suite 210, High Point, North Carolina 27265, or by telephone at (336) 869-9200; and (ii) free copies of documents filed by the Company with the SEC may be obtained on the Company’s website at www.southcoastbank.com, or by requesting them in writing from William C. Heslop, Senior Vice President and Chief Financial Officer, SouthCoast Financial Corporation, 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464, or by telephone at (843) 216-3019.

The Company, BNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed merger.  Information about the directors and executive officers of the Company and BNC and other persons who may be deemed participants in the solicitation will be included in the Proxy Statement/Prospectus.  Information about the Company’s executive officers and directors can be found in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2015.  Information about BNC’s executive officers and directors can be found in BNC’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the SEC on April 14, 2015.  Additional information about the interests of those persons, and other persons who may be deemed participants in the transaction, will be provided in the Proxy Statement/Prospectus regarding the Merger when it becomes available.  You may obtain free copies of each document as described in the preceding paragraph.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be  identified  through  use of  words  such  as  "may,"  "will,"  "anticipate," "assume," "should," "indicate,"  "would," "believe,"  "contemplate,"  "expect," "seek,"  "estimate,"  "continue,"  "plan,"  "point  to,"  "project," “projection,”  "predict," "could,"   "intend,"   "target,"   "potential,"  and  other  similar  words  and expressions of the future.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of the Company, and the information available to management at the time  this report was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the Merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by the Company’s shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Charleston, South Carolina, MSA (iii) that the Merger may not be timely completed, if at all; (iv) greater than expected costs or difficulties related to the integration of the Company with and into BNC; (v) unexpected deposit attrition, customer loss or revenue loss prior to or following the Merger; (vi) the failure to retain or hire key personnel; (vii) diversion of management’s attention; and (viii) ability to meet closing conditions under the Merger Agreement. Additional factors affecting the Company and the Bank are discussed in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review the Company’s SEC filings at www.sec.gov. The Company does not undertake a duty to update any forward-looking statements made in this Report.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 14, 2015, by and between the Company and BNC Bancorp (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by BNC Bancorp on August 14, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHCOAST FINANCIAL CORPORATION
(Registrant)

Date: August 17, 2015	By:	/s/ William C. Heslop
William C. Heslop
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 14, 2015, by and between the Company and BNC Bancorp (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by BNC Bancorp on August 14, 2015).